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                                                                       EXHIBIT 8

              Opinion of Bryan Cave LLP as to certain tax matters

                                 July 23, 1997

The Board of Directors
Ralston Purina Company
Checkerboard Square
St. Louis, Missouri 63164-0001

Ladies and Gentlemen:

     We have acted as special tax counsel to Ralston Purina Company, a Missouri corporation (the "Company"), in connection with the registration of an offering by the Company of up to $480,000,0000 of Stock Appreciation Income Linked Securities ("SAILS"), exchangeable at maturity for shares of Interstate Bakeries Corporation common stock, as described in the Prospectus (the "Prospectus") included as a part of Amendment No. 3 to the Company's Registration Statement on Form S-3 No. 333-27959 filed with the Securities and Exchange Commission ("Commission") on July 21, 1997, including the additional $80,000,000 of SAILS registered pursuant to the Company's Registration Statement on Form S-3 filed with the Commission on July 23, 1997 pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Rule 462(b) Registration Statement"). In connection therewith, you have requested our opinion with respect to the summary of certain of the material federal income tax consequences of owning or disposing of SAILS expressed in the Prospectus under the caption "Certain United States Federal Income Tax Considerations".

     In connection herewith, we have reviewed the Prospectus and we have considered the applicable provisions of the Internal Revenue Code of 1986, as amended (the "Code"), and Treasury Regulations promulgated thereunder by the United States Treasury Department (the "Regulations"), pertinent judicial decisions, rulings of the Internal Revenue Service (the "Service") and such other authorities as we have considered relevant, in each case as in effect on the date hereof (including certain regulations in proposed form as of the date hereof). We have assumed that the Prospectus reflects all the facts material to the SAILS and our opinion is expressly conditioned on, among other things, the accuracy as of the date hereof of all of such facts. It should be noted that the Code and Regulations and such judicial decisions, rulings and other authorities are subject to change at any time and, in some circumstances, with retroactive effect. A material change in any of the facts or authorities upon which the views expressed herein are based could affect our conclusions herein.
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Ralston Purina Company
July 23, 1997
Page 2

          Due to the absence of authority as to the proper characterization of the SAILS, no assurance can be given that the Service will accept, or that a court will uphold, the characterization and treatment of an investment in the SAILS set forth in the Prospectus under the caption "Certain United States Federal Income Tax Considerations." Accordingly, we can give no opinion with respect to the specific tax consequences of owning or disposing of SAILS, including the characterization of SAILS for U.S. Federal income tax purposes. However, based solely upon and subject to the foregoing, we are of the opinion that the conclusions of law expressed in the summary presented in the Prospectus under the caption "Certain United States Federal Income Tax Considerations" represent the opinion of Bryan Cave LLP.

          Except as expressly set forth above, we express no other opinion. This opinion is for your benefit and is not to be used, circulated, quoted or otherwise referred to for any purpose except that we consent to the filing of this opinion as Exhibit 8 of the Rule 462(b) Registration Statement and to the reference to our firm under the caption "Legal Opinions" in the Prospectus incorporated by reference as part thereof. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.

                                        Very truly yours,

                                        BRYAN CAVE LLP